Exhibit 23.2

KPMG LLP
1601 Market Street
Philadelphia, PA 19103-2499

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated May 6, 2022, with respect to the consolidated financial statements of Tiedemann Wealth Management Holdings, LLC, incorporated herein by reference.

Philadelphia, Pennsylvania
March 23, 2023

KPMG LLP, a Delaware limited liability partnership and a member firm of the KPMG global organization of independent member firms affiliated with

KPMG International Limited, a private English company limited by guarantee.